[ __________ ] AMENDMENT TO MASTER LEASE
([ __________ ] MASTER LEASE)

THIS [ __________ ] AMENDMENT TO MASTER LEASE (the “Agreement”) is made as of July 29, 2016 and deemed effective as of June 30, 2016 (the “Effective Date”) by and among the entities listed as “Landlord” on Schedule 1 (individually and collectively, “Landlord”); the entities listed as “Tenant” on Schedule 1 (individually and collectively, as “Tenant”); and GENESIS HEALTHCARE, INC. (f/k/a SKILLED HEALTHCARE GROUP, INC.), a Delaware corporation (“Guarantor”), with reference to the following Recitals:

R E C I T A L S:
A.Landlord and Tenant are parties to that certain Master Lease dated as of [ __________ ] [ , as amended by that certain __________ ] (as amended, the “Lease”), with respect to those certain skilled nursing facilities identified therein. All initially capitalized terms used herein shall have the same meanings given to such terms in the Lease, unless otherwise defined herein.
B.Tenant has requested that Landlord consent to the modification of certain terms of the Lease and Tenant and Landlord now desire to amend the Lease in accordance with the terms set forth herein.
A G R E E M E N T
NOW, THEREFORE, taking into account the foregoing Recitals, and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Amendments to Lease.
(a)    The following defined terms set forth in Section 2.1 of the Lease, are hereby deleted in their entirety and substituted with the following:
“Liquidity Thresholds: Liquidity as follows:
(i)    for the period commencing on June 30, 2016 and ending December 31, 2017, of no less than $100,000,000.00;
(ii)    for the period commencing January 1, 2018 and ending December 31, 2018, of no less than $150,000,000.00;
(iii)    for the remainder of the Term, of no less than $200,000,000.00.”
“Term Loan Documents: That certain term loan agreement in the amount of $120,000,000 made by Welltower, Inc. and the other lenders from time to time named therein to Guarantor or its Affiliate and the other borrowers named therein, together with the other

“Loan Documents” as described therein, as each of the foregoing may be amended, modified, revised, restated or refinanced from time to time.”
(b)    Section 11.2 of the Lease is hereby amended and restated as follows:
“11.2     Distributions.
(a)    Except as provided in Section 11.2(b) below, Guarantor shall not make any payments (including, without limitation, payment of salary, bonuses, fees, management fees or lease payments) or distributions, payments of principal or interest, dividends, liquidating distributions, or cash flow distributions to Tenant, any subtenant of a Facility, manager of a Facility (if applicable) (together with the Guarantor, collectively, the “Tenant Parties”), any Affiliate of a Tenant Party, or any shareholder, member or partner of a Tenant Party or any of their respective Affiliates (a “Distribution”), either (x) during the continuance of an Event of Default or (y) during any period in which no Event of Default is continuing unless immediately prior to the making of any such Distribution, Guarantor has provided Landlord with pro forma financial statements:
(i)    the form of which are reasonably approved by Landlord;
(ii)    which take into account all projected cash inflows and outflows of Guarantor during the succeeding twelve (12) months including; and
(iii)    indicate that the Guarantor will maintain at all times during the applicable period Liquidity of at least Seventy Five Million Dollars ($75,000,000) in excess of the applicable Liquidity Threshold.
Notwithstanding the foregoing, any shares of Guarantor acquired by a Person through a partial exercise, settlement or exchange of a warrant, exchangeable note, or convertible note issued by Guarantor, or any of its Affiliates, shall not be considered for purposes of determining whether such Person will be deemed a shareholder, member or partner of Guarantor for purposes of this Section 11.2 in connection with any payment or distribution with respect to the remaining portion of such warrant, exchangeable note or convertible note, as applicable.
(b)    Notwithstanding anything to the contrary in Section 11.2(a), in no event shall Section 11.2(a) restrict or prevent:
(i)     a Tenant Party from paying any (A) operating expenses (consistent with past practice), (B) employee related expenses, including salaries or bonuses (consistent with past practice), (C) to the extent not otherwise restricted under this Lease, rental payments, including, without limitation, Base Rent and Additional Charges, (D) distributions to payoff Class C shares of PublicCo (provided such distributions do not exceed One Hundred Thousand Dollars ($100,000)) and (E) distributions to Affiliates or subsidiaries of Genesis Parent or PublicCo to the extent required to pay indebtedness of PublicCo, Genesis Parent or any of their respective subsidiaries; or

(ii)    Guarantor from paying any (A) management and consulting fees to Affiliates (consistent with past practice), or (B) distributions to its members solely to fund tax liabilities of such members accrued as a result of the operations of any Guarantor (and, in the case of any such tax distribution by Genesis Parent, any contemporaneous distributions to shareholders of PublicCo to enable all beneficial owners of PublicCo and Genesis Parent to receive proportionate distributions), if and only if, at the time of such distribution, no Event of Default is continuing or would result from any such distributions.”
2.    Affirmation of Obligations.
(a)    Notwithstanding the modifications to the Lease contained herein, Tenant and Landlord each hereby acknowledges and reaffirms its obligations under the Lease (as modified hereby) and all other documents executed by such party in connection therewith.
(b)    Notwithstanding the modifications to the Lease contained herein, Guarantor hereby acknowledges and reaffirms its obligations under the Guaranty and all documents executed by Guarantor in connection therewith, and further agrees that any reference made in the Guaranty to the Lease or any terms or conditions contained therein, shall mean such Lease or such terms or conditions as modified by this Agreement.
3.    Further Instruments. Each party will, whenever and as often as it shall be reasonably requested so to do by another party, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.
4.    Incorporation of Recitals. The Recitals to this Agreement are incorporated hereby by reference.
5.    Counterparts. This Agreement may be executed and delivered (including by facsimile or Portable Document Format (pdf) transmission) in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document. Any such facsimile documents and signatures shall have the same force and effect as manually-signed originals and shall be binding on the parties hereto.
6.    Attorneys’ Fees. Tenant hereby agrees to reimburse Landlord, within fifteen (15) days of written demand therefor, for all documented reasonable attorneys’ fees and costs incurred by Landlord in connection with the preparation and negotiation of this Agreement. In the event of any dispute or litigation concerning the enforcement, validity or interpretation of this Agreement, or any part thereof, the losing party shall pay all costs, charges, fees and expenses (including reasonable attorneys’ fees) paid or incurred by the prevailing party, regardless of whether any action or proceeding is initiated relative to such dispute and regardless of whether any such litigation is prosecuted to judgment.

7.    Effect of Amendment. Except as specifically amended pursuant to the terms of this Agreement, the terms and conditions of the Lease shall remain unmodified and in full force and effect. In the event of any inconsistencies between the terms of this Agreement and any terms of the Lease, the terms of this Agreement shall govern and prevail.
8.    Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matters contained herein. Any oral representations or statements concerning the subject matters herein shall be of no force or effect.
[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TENANT:
[ __________ ],
a [ __________ ]

By:
Name:    Michael S. Sherman
Title:    Secretary

GUARANTOR:

GENESIS HEALTHCARE, INC.,
a Delaware corporation

By:
Name:    Michael S. Sherman
Title:    Secretary

LANDLORD:

[ __________ ],
a [ __________ ]

By:
Name:
Title:

S-1

SCHEDULE 1

SCHEDULE OF LANDLORD AND TENANT ENTITIES

Facility Name	Landlord Entity	Tenant Entity
[ __________ ]	[ __________ ]	[ __________ ]
[ __________ ]	[ __________ ]	[ __________ ]
[ __________ ]	[ __________ ]	[ __________ ]

Schedule 1-1